Contact:	Ira Lamel/Mary Anthes	Jeremy Fielding/David Lilly
	The Hain Celestial Group, Inc.	Kekst and Company
	631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES
RECORD THIRD QUARTER SALES AND EARNINGS

Sales Increase 21%
Net Income Grows 37%
EPS Increases 30% to $0.30
Provides Fourth Quarter Guidance

Melville, NY, May 3, 2007 —The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic food and personal care products company, today reported record results for the third quarter ended March 31, 2007. The Company reported net sales of $237.9 million, a 21% increase, compared with $196.4 million in the prior year third quarter. Net income reached $12.4 million, an increase of 37% over the prior year third quarter of $9.1 million. Diluted earnings per share for the quarter totaled $0.30 per share compared to $0.23 per share in the prior year third quarter, a 30% increase.

“The successful execution of our strategy continues to accelerate our sales, margin and earnings growth from our broad portfolio of natural and organic brands in North America and Europe, including the United Kingdom,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial. “In particular, we delivered strong performance this quarter in our Earth’s Best®, Terra®, Garden of Eatin’®, Rice Dream®, Spectrum®, Ethnic Gourmet®, Westbrae®, and FreeBird™ brands. Additionally, our personal care brands, including our recently acquired Avalon Organics® and Alba Botanica® brands, made significant contributions to both top- and bottom-line growth. Internationally, we are encouraged with the progress we are making in Hain Celestial Europe, and especially the United Kingdom, as we implement our strategy there and adjust our offerings to the specific overseas markets. In Europe, we saw strong sales performance from our Lima®, Natumi®, Terra and Rice Dream brands. In Asia, we are making significant progress with our plans for expansion with Singapore-based food and beverage company Yeo Hiap Seng Limited. We are also pleased that the operating efficiencies we have realized in the face of higher input costs contributed to our strong results.”

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

“After warm weather in our second quarter continued into the early weeks of our third quarter, Celestial Seasonings® faced challenges in an overall challenged category. We will soon introduce restaged packaging at Celestial Seasonings, incorporating the brand’s strong history and tradition into an exciting new look. We will also be launching Saphara™, our new pyramid bag, premium organic tea to provide our consumers with “A Journey for the Senses.” Despite the work ahead, these are exciting times for Celestial Seasonings as it responds to recent dynamics in the specialty tea market,” Mr. Simon commented.

The Company reported gross margin of 29.7% in the third quarter, compared to 29.4% in the prior year third quarter. The 30 basis points margin improvement was achieved with productivity gains in the United States and Europe despite increasing input costs and the challenging selling conditions of the unusually warm weather impacting the Company’s Celestial Seasonings tea brand.

Selling, general and administrative expense for the third quarter was 19.8% of sales compared to 21.2% in the prior year, as the Company benefited from the integration of several of its recent acquisitions and disciplined trade spending.

Interest expense, net, in the third quarter was $2.8 million versus $1.6 million in the prior year quarter. The higher interest cost this year was the result of higher borrowings for the recent acquisition of Avalon Natural Products as well as from the Company’s $150 million 10-year 5.98% Senior Notes issued in May 2006.

The Company’s effective tax rate for the quarter was 38.7% versus 37.7% in the prior year quarter.

Average diluted shares outstanding for the quarter were 41.5 million, an increase of 2.0 million shares, or 5%, over the third quarter of the prior year. The increase resulted from additional shares issued for the exercise of employee stock options and higher equivalent shares included in the earnings per diluted share calculation as a result of the Company’s higher share price.

The Company’s balance sheet remains strong with $191.4 million in working capital and a current ratio of 2.5 at March 31, 2007. Debt as a percentage of equity was 33% with equity at $674.4 million. The number of days in the Company’s cash conversion cycle was 72 compared to 70 days in the prior year period. Operating free cash flow was $67.0 million for the trailing twelve months versus $20.7 million in the comparable period of the prior year, an increase of 224%.

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

“As we move forward to the end of our fiscal year and into fiscal 2008, we are focused on continuing to implement our long-term strategy to build brands in the natural and organic sector, create sustainable sales, margin and earnings growth, and leverage the platform we have built to expand our reach to consumers through varied channels in North America, Europe, the United Kingdom and Asia,” concluded Irwin Simon.

Fiscal Year 2007 Outlook
The Company anticipates revenues of $223 to $227 million and earnings of $0.26 to $0.29 per share in the fourth quarter to conclude its fiscal year ending June 30, 2007.

Webcast and Upcoming Events
Hain Celestial will host a conference call and webcast at 4:15 PM Eastern Daylight Time today to review its third quarter fiscal year 2007 results. On May 8, 2007, the Company is scheduled to present at the Goldman Sachs Consumer Products Symposium in New York. On May 16, 2007, the Company is scheduled to present at the Bank of America 2007 SMid Cap Conference in Boston, where Irwin Simon will be the featured keynote speaker. These events will be available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic food and personal care products company in North America and Europe. Hain Celestial participates in almost all natural food categories with well-known brands that include Celestial Seasonings®, Terra Chips®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, DeBoles®, Hain Pure Foods®, FreeBird™, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic™, Imagine Foods™, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Linda McCartney®, Realeat®, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica® and Queen Helene®. For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under the Private Securities Litigation Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general economic and business conditions; the ability to implement business and acquisition strategies and integrate acquisitions; competition; retention of key personnel; compliance with government regulations and other risks detailed from time-to-time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the fiscal year ended June 30, 2006. The forward-looking statements made in this press release are current as of the date of this press release, and the Company does not undertake any obligation to update forward-looking statements.

The Hain Celestial Group, Inc. • 58 South Service Road, Melville, NY 11747 • 631-730-2200
www.hain-celestial.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets (In thousands)

	March 31,	June 30,
	2007	2006
	(Unaudited)	(Note)

ASSETS
Current assets:
Cash and cash equivalents	$54,945	$48,875
Trade receivables, net	112,181	80,764
Inventories	124,179	105,883
Recoverable income taxes	3,148	-
Deferred income taxes	4,487	2,986
Other current assets	19,088	21,968
Total current assets	318,028	260,476
Property, plant and equipment, net	117,329	119,830
Goodwill, net	520,394	421,002
Trademarks and other intangible
assets, net	79,788	61,626
Other assets	15,748	14,750
Total assets	$1,051,287	$877,684
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued
expenses	$112,601	$81,894
Income taxes payable	13,435	3,083
Current portion of long-term debt	572	1,065
Total current liabilities	126,608	86,042
Deferred income taxes	20,847	19,086
Long-term debt, less current portion	223,877	151,229
Total liabilities	371,332	256,357
Minority Interest	5,531	4,926
Stockholders' equity:
Common stock	405	396
Additional paid-in capital	467,349	446,319
Retained earnings	201,252	165,034
Treasury stock	(12,745)	(12,745)
Foreign currency translation
adjustment	18,163	17,397
Total stockholders' equity	674,424	616,401
Total liabilities and
stockholders' equity	$1,051,287	$877,684

Note: The balance sheet at June 30, 2006 is derived from the audited financial statements at that date.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

Net sales	$237,905	$196,443	$679,021	$543,767
Cost of sales	167,289	138,760	478,673	382,069
Gross profit	70,616	57,683	200,348	161,698

SG&A expenses	47,066	41,566	133,711	112,423

Operating income	23,550	16,117	66,637	49,275

Interest and other expenses, net	3,292	1,582	6,866	3,759
Income before income taxes	20,258	14,535	59,771	45,516
Income tax provision	7,842	5,472	23,553	17,224
Net income	$12,416	$9,063	$36,218	$28,292

Basic per share amounts	$0.31	$0.24	$0.93	$0.76

Diluted per share amounts	$0.30	$0.23	$0.89	$0.73
Weighted average common shares
outstanding:
Basic	39,528	38,212	39,149	37,337
Diluted	41,500	39,547	40,909	38,514

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007 GAAP	Adjust- ments		2007 Adjusted	2006 Adjusted (2)

				(Unaudited)
Net sales	$237,905			$237,905	$196,443
Cost of Sales	167,289			167,289	138,760
Gross profit	70,616			70,616	57,683

SG&A expenses	47,066	$98	(2)	47,164	40,444

Operating income	23,550	(98)		23,452	17,239
Interest expense and other
expenses	3,292			3,292	1,582
Income before income taxes	20,258	(98)		20,160	15,657
Income tax provision	7,842	(38)	(4)	7,804	5,909
Net income	$12,416	$(60)		$12,356	$9,748

Basic per share amounts	$0.31	$-		$0.31	$0.26

Diluted per share amounts	$0.30	$-		$0.30	$0.25
Weighted average common shares
outstanding:
Basic	39,528			39,528	38,212
Diluted	41,500			41,500	39,547

Nine Months Ended March 31,
2007 GAAP	Adjust- ments	2007 Adjusted	2006 Adjusted (2)

(Unaudited)

Net sales	$679,021			$679,021	$543,767
Cost of Sales	478,673	$(1,749)	(1)	476,924	382,069
Gross profit	200,348	1,749		202,097	161,698

SG&A expenses	133,711	(625)	(2)	133,086	109,984

Operating income	66,637	2,374		69,011	51,714
Interest expense and other
expenses	6,866	264	(3)	7,130	3,759
Income before income taxes	59,771	2,110		61,881	47,955
Income tax provision	23,553	345	(4)	23,898	18,175
Net income	$36,218	$1,765		$37,983	$29,780

Basic per share amounts	$0.93	$0.04		$0.97	$0.80

Diluted per share amounts	$0.89	$0.04		$0.93	$0.77
Weighted average common shares
outstanding:
Basic	39,149			39,149	37,337
Diluted	40,909			40,909	38,514

(1)	Start-up costs at the Company's West Chester Frozen Foods Facility.

(2)
Adjustment in connection with the requirements of SFAS No. 123R to record compensation when there is a contractual requirement to grant stock options, whether or not such options have been granted. Each quarter the Company marks to market the Black Scholes value of the ungranted stock options. For the three and nine month periods ended March 31, 2006, the SFAS No. 123R adjustment was $1,122 and $2,439, respectively.

(3)
The adjustment of $264 includes $2,510 pre-tax gain on the sale of Biomarche, and $2,246 pre-tax charge for the unfavorable decision by the German government regarding the application of VAT on non-dairy beverages.

(4)	Tax effects of the adjustments described above.

SOURCE The Hain Celestial Group, Inc.
-0- 05/03/2007
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